Exhibit 99.1

HCP Announces Results for the Quarter and Year Ended December 31, 2016

FOURTH QUARTER 2016 AND RECENT HIGHLIGHTS

--	EPS, FFO and FFO as adjusted per share, were $0.12, $0.35 and $0.59, respectively
--	Achieved year-over-year three-month SPP Cash NOI and SPP NOI growth of 2.6% and 2.4%, respectively
--	Completed the spin-off of Quality Care Properties, Inc. (“QCP”) (NYSE:QCP) on October 31, 2016
--

Completed $345 million of acquisitions and loan fundings and $472 million of dispositions in the fourth quarter; in January, we completed the previously announced sale and related financing of a 40% interest in our RIDEA II joint venture generating $480 million in proceeds

--	Signed a 115,000 sq. ft. lease at Phase II of The Cove development in South San Francisco, bringing Phases I and II to 86% leased
--	Commenced the $211 million development of Phase III of The Cove, representing up to 336,000 sq. ft.
--

Repaid $1.7 billion of debt during the fourth quarter and an additional $440 million through February 13, 2017, using proceeds generated primarily from QCP financing and our RIDEA II transaction; on track with previously disclosed deleveraging plan and targeted credit metrics

--	Appointed Tom Herzog as Chief Executive Officer and as a member of the Board of Directors, Justin Hutchens as President, and Peter Scott as EVP and Chief Financial Officer
--	Reset the quarterly dividend to $0.37 per share, as previously announced

FULL YEAR 2016 HIGHLIGHTS

--	EPS, FFO and FFO as adjusted per share were $1.34, $2.39 and $2.74, respectively
--	Achieved year-over-year SPP Cash NOI and SPP NOI growth of 3.7% and 2.6%, respectively
--

Entered into definitive agreements to sell 64 communities triple-net leased to Brookdale Senior Living, Inc. (“Brookdale”) for $1.125 billion and announced other planned transactions, resulting in improved lease coverage, reduced tenant concentration, and a stronger balance sheet

--	Completed $723 million of acquisitions and loan fundings and $770 million of dispositions, excluding the spin-off of QCP
--	Placed $271 million of development and redevelopment projects in service, and commenced $580 million of new development and redevelopment projects
--	Executed 4.1 million sq. ft. of leasing in our life science and MOB portfolios

2017 GUIDANCE

--	Full year guidance for EPS of $1.32 – $1.38, FFO per share of $1.88 – $1.94 and FFO as adjusted per share of $1.89 – $1.95, in-line with preliminary Outlook provided on November 1, 2016
--	Full year guidance for SPP Cash NOI growth of 2.5% – 3.5%, in-line with preliminary Outlook provided on November 1, 2016

IRVINE, CA, February 13, 2017 /PRNewswire/ – HCP (NYSE:HCP) announced results for the quarter and year ended December 31, 2016.

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015		Per Share
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Change
Net income (loss)	$58,440	$0.12	$(599,164)	$(1.29)	$1.41
FFO	$162,265	$0.35	$(458,678)	$(0.99)	$1.34
Other impairments, net(1)	—	—	829,593	1.78	(1.78)
Transaction-related items(2)	62,016	0.13	3,959	0.01	0.12
Loss on debt extinguishments(3)	46,020	0.10	—	—	0.10
Other(4)	5,899	0.01	60	—	0.01
FFO as adjusted	$276,200	$0.59	$374,934	$0.80	$(0.21)
FFO as adjusted from QCP	(26,948)	(0.06)	(138,875)	(0.29)	0.23
Comparable FFO as adjusted(5)	$249,252	$0.53	$236,059	$0.51	$0.02
FAD	$251,251		$313,588

________________________________________

(1)

Other impairments, net in the prior period include: (i) $817 million related to our previous HCR ManorCare, Inc. (“HCRMC”) direct financing lease (“DFL”) investments and (ii) $19 million related to our previous equity investment in HCRMC, partially offset by an impairment recovery of $6 million related to a loan payoff.

(2)	Transaction-related items for the three months ended December 31, 2016 primarily consist of costs incurred for the QCP spin-off.
(3)	Represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the QCP spin-off.
(4)

For the three months ended December 31, 2016, Other includes: (i) $3 million of severance-related charges, (ii) $3 million of litigation expense related to shareholder lawsuits and (iii) $0.3 million of foreign currency remeasurement losses. For the three months ended December 31, 2015, Other includes $60,000 of foreign currency remeasurement losses.

(5)

Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

In addition to the items discussed above, fourth quarter 2016 net income included net gain on sales of real estate of $0.14 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures). During the fourth quarter 2015, operating results included non-cash HCRMC income of $0.08 per share. Additionally, fourth quarter 2015 net income included: (i) $0.01 per share of interest income from monetizing a senior housing development loan and (ii) $0.03 per share of net gain on sales of real estate from HCP Ventures III and IV, which is reflected in equity income from unconsolidated joint ventures.

FULL YEAR COMPARISON

	Year Ended December 31, 2016		Year Ended December 31, 2015		Per Share
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Change
Net income (loss)	$626,549	$1.34	$(560,552)	$(1.21)	$2.55
FFO	$1,119,153	$2.39	$(10,841)	$(0.02)	$2.41
Other impairments, net(1)	—	—	1,446,800	3.11	(3.11)
Transaction-related items(2)	96,586	0.20	32,932	0.07	0.13
Loss on debt extinguishments(3)	46,020	0.10	—	—	0.10
Severance-related charges(4)	16,965	0.04	6,713	0.01	0.03
Other(5)	3,666	0.01	(5,437)	(0.01)	0.02
FFO as adjusted	$1,282,390	$2.74	$1,470,167	$3.16	$(0.42)
FFO as adjusted from QCP	(328,341)	(0.70)	(575,471)	(1.22)	0.52
Comparable FFO as adjusted(6)	$954,049	$2.04	$894,696	$1.94	$0.10
FAD	$1,215,696		$1,261,849

________________________________________

(1)

Other impairments, net in the prior period include: (i) $1.3 billion related to our previous HCRMC DFL investments, (ii) $112 million related to our Four Seasons Health Care senior notes (“Four Seasons Notes”) and (iii) $46 million related to our previous equity investment in HCRMC, partially offset by an impairment recovery of $6 million related to a loan payoff.

(2)	Transaction-related items for the year ended December 31, 2016 primarily consist of costs incurred for the QCP spin-off.
(3)	Represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the QCP spin-off.
(4)

Severance-related charges for the year ended December 31, 2016 primarily relate to the departure of our former President and Chief Executive Officer. Severance-related charges for the year ended December 31, 2015 relate to the departure of our former Executive Vice President and Chief Investment Officer.

(5)

For the year ended December 31, 2016, Other includes: (i) $3 million of litigation expense related to shareholder lawsuits and (ii) $0.6 million of foreign currency remeasurement losses. For the year ended December 31, 2015, Other includes $5 million of foreign currency remeasurement gains.

(6)

Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

In addition to the items discussed above, 2016 net income includes: (i) net gain on sales of real estate of $0.39 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures) and (ii) $0.04 per share of interest income from monetizing three senior housing development loans. In 2015, operating results included non-cash HCRMC income of $0.30 per share. Additionally, 2015 net income included: (i) $0.04 per share of interest income from monetizing three senior housing development loans and (ii) $0.04 per share of net gain on sales of real estate (of which $0.03 per share is reflected in equity income from unconsolidated joint ventures).

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, SPP Cash NOI and SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations”, “Funds Available for Distribution” and “Net Operating Income and Same Property Performance” sections of this release for additional information regarding these non-GAAP financial measures.

BROOKDALE TRANSACTIONS AND OTHER DISPOSITIONS & TRANSITIONS

BROOKDALE ASSET SALES & TRANSITIONS

During the fourth quarter, we transitioned seven of the eight previously announced expiring Brookdale triple-net leases to RIDEA structures; four remain with Brookdale and three were transferred to Sonata Senior Living.

In January 2017, we completed the previously announced sale of a 40% interest in our RIDEA II senior housing joint venture and the related financing of the venture, generating $480 million of proceeds which were used to pay down our revolving credit facility.

Our previously disclosed transaction to sell 64 communities triple-net leased to Brookdale for $1.125 billion is scheduled to close in the first quarter of 2017. In addition, we continue to market an additional 25 communities triple-net leased to Brookdale and expect to sell or transition these assets during 2017.

Combined, these transactions reduce Brookdale concentration while improving lease coverage and strengthening our balance sheet and credit profile.

OTHER DISPOSITIONS & TRANSITIONS

Dispositions

During the fourth quarter, we completed $472 million of dispositions, bringing our year-to-date total dispositions to $770 million. Significant transactions in the quarter included:

•	As previously disclosed, in November, we sold four life science facilities in South San Francisco, CA encompassing 457,000 sq. ft. for $311 million to the current tenant.

•

As previously disclosed, in October, we sold seven of ten properties subject to a master lease to the current operator for an aggregate purchase price of $88 million. Concurrently, we modified the in-place master lease to transition the operations of the remaining three properties to a new regional operator.

In January 2017, we sold four life science facilities in Salt Lake City, UT encompassing 324,000 sq. ft. for $76 million to the current tenant.

Transitions

•	In October, we transitioned four triple-net leased assets to RIDEA structures, three managed by Elmcroft Senior Living and one managed by Frontier Management.

INVESTMENT TRANSACTIONS

During the fourth quarter, we completed $345 million of acquisitions and loan fundings, bringing our year-to-date total acquisitions and loan fundings to $723 million. Significant transactions in the quarter included:

•

In November, we entered into agreements with Maria Mallaband Care Group (“Maria Mallaband”) to acquire a portfolio of predominantly private pay prime care homes located in London/South-East England for $131 million (£105 million). In mid-2017, through the exercise of a call option, we intend to convert our bridge loan provided to Maria Mallaband in November into fee ownership and enter into a Master Lease with Maria Mallaband.

•

In December, we acquired a 10-asset portfolio of MOBs, including nine on-campus, leased to affiliates of Community Health Systems for an aggregate purchase price of $163 million. The nine on-campus MOBs are affiliated with seven hospitals, each of which is a leader in its respective market.

BALANCE SHEET AND FINANCING ACTIVITIES

Repaid $1.7 billion of debt during the fourth quarter and an additional $440 million through February 13, 2017, using proceeds generated from QCP financing, RIDEA II transaction and other dispositions. We remain on track with our previously disclosed deleveraging plan and continue to target net debt to EBITDA in the low to mid six-times range and a target financial leverage in the 43% to 44% range by the end of 2017.

•

In November, we repaid $500 million of 6.0% senior notes scheduled to mature in January 2017 and $600 million of 6.7% senior notes scheduled to mature in January 2018. In addition, during the fourth quarter we paid down $454 million on our revolving credit facility and $135 million of mortgage debt with maturity dates ranging from the fourth quarter of 2016 to 2018.

•	In January, we paid down $440 million on our revolving credit facility primarily using proceeds from our RIDEA II joint venture disposition.

As of February 13, 2017, we had $1.6 billion of liquidity from a combination of cash and availability under our credit facility.

In October, S&P reaffirmed our BBB credit rating, while Fitch reaffirmed our BBB credit rating and improved our outlook to stable.

LIFE SCIENCE AND MEDICAL OFFICE LEASING

During the fourth quarter, we completed 1.1 million sq. ft. of leasing in our life science and medical office portfolios, consisting of 450,000 sq. ft. of new leases and 668,000 sq. ft. of renewals.

Significant leasing transactions were primarily in our life science portfolio, including a 10-year lease with Five Prime Therapeutics, Inc., a biotechnology company, for 115,000 sq. ft. at Phase II of The Cove, projected to commence in January 2018. This brings Phases I and II to 86% leased.

We commenced the $211 million development of Phase III, which adds two Class A buildings representing up to 336,000 sq. ft., and expect it to be delivered by the fourth quarter of 2018. Visit our website for additional information, including a link to view our development progress at The Cove, at www.hcpi.com/portfolio-diversification/life-science.

QCP SPIN TRANSACTION

On October 31, 2016, we completed the spin-off of QCP into an independent publicly-traded REIT. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.

EXECUTIVE LEADERSHIP

Our Board of Directors elected Tom Herzog as CEO and to serve as a member of the Board and also elected Justin Hutchens as President. Both elections were effective January 1, 2017.

Peter Scott joined the company as Executive Vice President and Chief Financial Officer, effective February 13, 2017.

Copies of both press releases are available in the Investor Relations section of our website at http://ir.hcpi.com.

DIVIDEND

On February 2, 2017, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on March 2, 2017 to stockholders of record as of the close of business on February 15, 2017. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.

SUSTAINABILITY

In November, HCP was named the 2016 Healthcare Leader in the Light Award winner by the National Association of Real Estate Investment Trusts (“NAREIT”). HCP has received a Leader in the Light award eight of the past ten years for producing significant, measurable results through our sustainability programs.

Additionally, we achieved constituency in the North America Dow Jones Sustainability Index (DJSI) for the fourth consecutive year, as well as the World DJSI for the second time. Accordingly, HCP was included in The Sustainability Yearbook, a listing of the world’s most sustainable companies which includes only those companies in the top 15% of their industry, as scored by the DJSI assessment. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

FULL YEAR 2017 GUIDANCE

For full year 2017, we expect: EPS to range between $1.32 and $1.38; FFO per share to range between $1.88 and $1.94; and FFO as adjusted per share to range between $1.89 and $1.95. In addition, we expect 2017 SPP Cash NOI to increase between 2.5% and 3.5%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to “Projected Future Operations” and “Projected SPP Cash NOI” sections of this release, and the 2017 Guidance section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2017 SPP Cash NOI		Projected Full Year 2017 SPP NOI
	Low	High	Low	High
Senior housing triple-net	3.9%	4.9%	1.1%	2.1%
Senior housing operating portfolio (SHOP)(1)	2.0%	3.0%	2.0%	3.0%
Life science	2.5%	3.5%	0.4%	1.4%
Medical office	2.0%	3.0%	1.3%	2.3%
Other(2)	0.75%	1.75%	1.8%	2.8%
SPP growth	2.5%	3.5%	1.2%	2.2%

________________________________________

(1)   The 2016 SHOP SPP Cash NOI growth rate was favorably impacted by 240 basis points due to year-end true-ups of group purchase rebates. The higher 2016 jumping-off point from these rebates contributed to a 200 basis point lower 2017 SHOP SPP Cash NOI growth rate versus what was provided in our November 1st preliminary Outlook. However, of note, the 2017 contribution from SHOP SPP Cash NOI is in line with our November 1st preliminary Outlook.

(2)          Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Monday, February 13, 2017 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter and year ended December 31, 2016. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 6632291. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through February 28, 2017, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10099205. Our Supplemental Report for the current period is available, with this earnings release, on our website in the “Financial Information” section under “Investor Relations”.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Full Year 2017 Guidance,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, Comparable FFO per share, SPP Cash NOI and SPP NOI projections, and other financial projections and assumptions, including those in the “Projected Future Operations” and “Projected SPP NOI and SPP Cash NOI” sections of this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of the quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to the pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “Strategic Brookdale Transactions and Other Dispositions.” These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in life sciences, medical office buildings and hospitals, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties, and the costs of associated property development; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements, as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in HCP’s Securities and Exchange Commission filings. The Company cautions investors not to place undue reliance on any forward-looking statements. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Andrew Johns

Vice President – Finance and Investor Relations

949-407-0400

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31,	December 31,
	2016	2015
Assets
Real estate:
Buildings and improvements	$11,692,654	$12,007,071
Development costs and construction in progress	400,619	388,576
Land	1,881,487	1,934,610
Accumulated depreciation and amortization	(2,648,930)	(2,476,015)
Net real estate	11,325,830	11,854,242

Net investment in direct financing leases	752,589	750,693
Loans receivable, net	807,954	768,743
Investments in and advances to unconsolidated joint ventures	571,491	605,244
Accounts receivable, net of allowance of $4,459 and $3,261, respectively	45,116	48,929
Cash and cash equivalents	94,730	340,442
Restricted cash	42,260	46,090
Intangible assets, net	479,805	586,657
Assets held for sale and discontinued operations, net	927,866	5,654,326
Other assets, net	711,624	794,483

Total assets	$15,759,265	$21,449,849

Liabilities and equity
Bank line of credit	$899,718	$397,432
Term loans	440,062	524,807
Senior unsecured notes	7,133,538	9,120,107
Mortgage debt	623,792	932,212
Other debt	92,385	94,445
Intangible liabilities, net	58,145	56,147
Liabilities of assets held for sale and discontinued operations, net	3,776	25,266
Accounts payable and accrued liabilities	417,360	430,786
Deferred revenue	149,181	122,330
Total liabilities	9,817,957	11,703,532

Common stock, $1.00 par value: 750,000,000 shares authorized; 468,081,489 and 465,488,492 shares issued and outstanding, respectively	468,081	465,488
Additional paid-in capital	8,198,890	11,647,039
Cumulative dividends in excess of earnings	(3,089,734)	(2,738,414)
Accumulated other comprehensive loss	(29,642)	(30,470)
Total stockholders’ equity	5,547,595	9,343,643

Joint venture partners	214,377	217,066
Non-managing member unitholders	179,336	185,608
Total noncontrolling interests	393,713	402,674

Total equity	5,941,308	9,746,317

Total liabilities and equity	$15,759,265	$21,449,849

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Unaudited)

Revenues:
Rental and related revenues	$286,968	$292,083	$1,159,791	$1,116,830
Tenant recoveries	34,565	31,785	134,280	125,022
Resident fees and services	186,118	158,312	686,835	525,453
Income from direct financing leases	14,789	15,010	59,580	61,000
Interest income	17,510	23,135	88,808	112,184
Total revenues	539,950	520,325	2,129,294	1,940,489

Costs and expenses:
Interest expense	103,148	122,027	464,403	479,596
Depreciation and amortization	146,927	139,686	568,108	504,905
Operating	195,648	171,665	738,399	610,679
General and administrative	20,600	21,835	103,611	95,965
Acquisition and pursuit costs	3,760	3,959	9,821	27,309
(Recoveries) impairments, net	—	(6,108)	—	108,349
Total costs and expenses	470,083	453,064	1,884,342	1,826,803

Other income (expense):
Gain on sales of real estate, net	45,093	—	164,698	6,377
Loss on debt extinguishments	(46,020)	—	(46,020)	—
Other (loss) income, net	(1,410)	3,147	3,654	16,208
Total other (loss) income, net	(2,337)	3,147	122,332	22,585

Income before income taxes and equity income from unconsolidated joint ventures	67,530	70,408	367,284	136,271
Income tax (expense) benefit	(3,372)	2,596	(4,473)	9,807
Equity income from unconsolidated joint ventures	15,388	12,144	11,360	6,590
Income from continuing operations	79,546	85,148	374,171	152,668

Discontinued operations:
Income before impairments, transaction costs and income taxes	40,470	156,141	400,701	643,109
Impairments, net	—	(835,701)	—	(1,341,399)
Transaction costs	(58,256)	—	(86,765)	—
Income tax expense	(460)	(205)	(48,181)	(796)
Total discontinued operations	(18,246)	(679,765)	265,755	(699,086)

Net income (loss)	61,300	(594,617)	639,926	(546,418)
Noncontrolling interests’ share in earnings	(2,639)	(4,251)	(12,179)	(12,817)

Net income (loss) attributable to HCP, Inc.	58,661	(598,868)	627,747	(559,235)
Participating securities’ share in earnings	(221)	(296)	(1,198)	(1,317)

Net income (loss) applicable to common shares	$58,440	$(599,164)	$626,549	$(560,552)

Earnings per common share:
Basic	$0.12	$(1.29)	$1.34	$(1.21)

Diluted	$0.12	$(1.29)	$1.34	$(1.21)

Weighted average shares used to calculate earnings per common share:
Basic	467,979	465,036	467,195	462,795

Diluted	468,210	465,036	467,403	462,795

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$639,926	$(546,418)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	568,108	504,905
Discontinued operations	4,890	5,880
Amortization of market lease intangibles, net	(1,197)	(1,295)
Amortization of deferred compensation	22,884	26,127
Amortization of deferred financing costs	20,014	20,222
Straight-line rents	(18,003)	(28,859)
Loan and direct financing lease non-cash interest:
Continuing operations	599	(5,648)
Discontinued operations	—	(90,065)
Deferred rental revenues	(1,959)	(2,813)
Equity income from unconsolidated joint ventures	(11,360)	(57,313)
Distributions of earnings from unconsolidated joint ventures	26,492	15,111
Lease termination income, net	—	(1,103)
Gain on sales of real estate, net	(164,698)	(6,377)
Deferred income tax expense	47,195	—
Loss on debt extinguishments	46,020	—
Foreign exchange and other losses (gains), net	188	(7,178)
Impairments, net	—	1,449,748
Changes in:
Accounts receivable, net	3,813	(9,569)
Other assets, net	(10,805)	(19,453)
Accounts payable and accrued liabilities	42,024	(23,757)
Net cash provided by operating activities	1,214,131	1,222,145
Cash flows from investing activities:
Acquisitions of RIDEA III, net	—	(770,325)
Acquisitions of other real estate	(467,162)	(613,252)
Development of real estate	(421,322)	(281,017)
Leasing costs and tenant and capital improvements	(91,442)	(84,282)
Proceeds from sales of real estate, net	647,754	58,623
Contributions to unconsolidated joint ventures	(10,186)	(69,936)
Distributions in excess of earnings from unconsolidated joint ventures	28,366	30,989
Proceeds from the sales of marketable securities	—	2,348
Principal repayments on loans receivable, DFLs and other	231,990	625,701
Investments in loans receivable and other	(273,693)	(575,652)
Purchase of securities for debt defeasance	(73,278)	—
Decrease in restricted cash	18,356	4,798
Net cash used in investing activities	(410,617)	(1,672,005)
Cash flows from financing activities:
Net borrowings under bank line of credit	1,108,417	98,743
Repayments under bank line of credit	(540,000)	(511,521)
Proceeds related to QCP spin-off, net	1,691,268	—
Cash impact of QCP spin-off	(6,096)	—
Borrowings under term loan	—	333,014
Issuance of senior unsecured notes	—	1,936,017
Repayments of senior unsecured notes	(2,000,000)	(400,000)
Debt extinguishment costs	(45,406)	—
Repayments of mortgage and other debt	(316,774)	(57,845)
Deferred financing costs	(9,450)	(19,995)
Issuance of common stock and exercise of options	67,650	206,471
Repurchase of common stock	(8,685)	(8,738)
Dividends paid on common stock	(979,542)	(1,046,638)
Issuance of noncontrolling interests	11,834	110,775
Purchase of noncontrolling interests	(1,300)	(7,049)
Distributions to noncontrolling interests	(26,181)	(19,147)
Net cash (used in) provided by financing activities	(1,054,265)	614,087
Effect of foreign exchange on cash and cash equivalents	(1,019)	(1,537)
Net (decrease) increase in cash and cash equivalents	(251,770)	162,690
Cash and cash equivalents, beginning of year	346,500	183,810
Cash and cash equivalents, end of year	$94,730	$346,500
Less: cash and cash equivalents of discontinued operations	—	(6,058)
Cash and cash equivalents of continuing operations, end of year	$94,730	$340,442

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss) applicable to common shares	$58,440	$(599,164)	$626,549	$(560,552)
Depreciation and amortization	147,416	141,156	572,998	510,785
Other depreciation and amortization(2)	2,998	5,207	11,919	22,223
Gain on sales of real estate, net	(45,093)	—	(164,698)	(6,377)
Taxes associated with real estate disposition(3)	7,017	—	60,451	—
Impairment of real estate	—	—	—	2,948
Equity income from unconsolidated joint ventures	(15,388)	(23,397)	(11,360)	(57,313)
FFO from unconsolidated joint ventures	11,967	21,176	44,071	90,498
Noncontrolling interests’ and participating securities’ share in earnings	2,860	4,547	13,377	14,134
Noncontrolling interests’ and participating securities’ share in FFO	(7,952)	(8,203)	(34,154)	(27,187)
FFO applicable to common shares	$162,265	$(458,678)	$1,119,153	$(10,841)
Distributions on dilutive convertible units	—	—	8,732	—
Diluted FFO applicable to common shares	$162,265	$(458,678)	$1,127,885	$(10,841)
Diluted FFO per common share	$0.35	$(0.99)	$2.39	$(0.02)
Weighted average shares used to calculate diluted FFO per share	468,210	465,036	471,566	462,795
Impact of adjustments to FFO:
Other impairments, net(4)	$—	$829,593	$—	$1,446,800
Transaction-related items	62,016	3,959	96,586	32,932
Loss on debt extinguishments(5)	46,020	—	46,020	—
Severance-related charges(6)	2,501	—	16,965	6,713
Litigation provision	3,081	—	3,081	—
Foreign currency remeasurement losses (gains)	317	60	585	(5,437)
	$113,935	$833,612	$163,237	$1,481,008
FFO as adjusted applicable to common shares	$276,200	$374,934	$1,282,390	$1,470,167
Distributions on dilutive convertible units and other	2,315	3,397	12,849	13,597
Diluted FFO as adjusted applicable to common shares	$278,515	$378,331	$1,295,239	$1,483,764
Per common share impact of adjustments on diluted FFO	$0.24	$1.79	$0.35	$3.18
Diluted FFO as adjusted per common share	$0.59	$0.80	$2.74	$3.16
Weighted average shares used to calculate diluted FFO as adjusted per share	474,318	471,273	473,340	469,064
FFO as adjusted from QCP	$26,948	$138,875	$328,341	$575,471
Diluted Comparable FFO as adjusted applicable to common shares(7)	$251,567	$239,456	$966,898	$908,293
FFO as adjusted from QCP per common share	$0.06	$0.29	$0.70	$1.22
Diluted Comparable FFO as adjusted per common share(7)	$0.53	$0.51	$2.04	$1.94

(1)

See “Results of Operations-Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations” included in our Annual Report on Form 10-K for the year ended December 31, 2016 for definitions of FFO and FFO as adjusted and an important discussion of their uses and inherent limitations.

(2)

Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction. Beginning January 2016, we changed our accounting treatment for our previous HCRMC DFL investments to recognize rental income on a cash basis and no longer recognize non-cash depreciation.

(3)

Represents income tax expense associated with state built-in gain tax payable upon the disposition of specific real estate assets, of which $47 million relates to our previous HCRMC real estate portfolio. See Note 5 to the Consolidated Financial Statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K.

(4)

For the three months ended December 31, 2015, other impairments, net include: (i) $817 million related to our previous HCRMC DFL investments and (ii) $19 million related to our previous equity investment in HCRMC, partially offset by an impairment recovery of $6 million related to a loan payoff. For the year ended December 31, 2015, other impairments, net include: (i) $1.3 billion related to our previous HCRMC DFL investments, (ii) $112 million related to our Four Seasons Notes and (iii) $46 million related to our previous equity investment in HCRMC, partially offset by an impairment recovery of $6 million related to a loan payoff.

(5)	Represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the QCP spin-off.

(6)

Severance-related charges for the year ended December 31, 2016 primarily relate to the departure of our former President and Chief Executive Officer. Severance-related charges for the year ended December 31, 2015 relate to the departure of our former Executive Vice President and Chief Investment Officer.

(7)

Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

HCP, Inc.

Funds Available for Distribution(1)

In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
FFO as adjusted applicable to common shares	$276,200	$374,934	$1,282,390	$1,470,167
Amortization of market lease intangibles, net	196	(315)	(1,197)	(1,295)
Amortization of deferred compensation(2)	2,687	5,059	15,581	23,233
Amortization of deferred financing costs	4,416	5,272	20,014	20,222
Straight-line rents	(3,591)	(4,042)	(18,003)	(28,859)
DFL non-cash interest(3)	633	(23,685)	2,600	(87,861)
Other depreciation and amortization	(2,998)	(5,207)	(11,919)	(22,223)
Deferred revenues – tenant improvement related	(432)	(457)	(1,883)	(2,594)
Deferred revenues – additional rents	(500)	(860)	(76)	(219)
Leasing costs and tenant and capital improvements	(26,179)	(31,193)	(88,953)	(82,072)
Lease restructure payments	2,124	6,289	16,604	22,657
Joint venture adjustments – CCRC entrance fees(4)	7,574	8,870	29,998	30,918
Joint venture and other FAD adjustments(3)	(8,879)	(21,077)	(29,460)	(80,225)
FAD applicable to common shares	$251,251	$313,588	$1,215,696	$1,261,849
Distributions on dilutive convertible units	2,466	3,547	13,088	14,230

Diluted FAD applicable to common shares	$253,717	$317,135	$1,228,784	$1,276,079

(1)          See “Results of Operations-Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations” included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of FAD and an important discussion of its uses and inherent limitations.

(2)          Excludes $7 million primarily related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of HCP’s former President and Chief Executive Officer, which is included in the severance-related charges for the year ended December 31, 2016. Excludes $3 million related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the departure of HCP’s former Executive Vice President and Chief Investment Officer, which is included in the severance-related charges for the year ended December 31, 2015.

(3)          For the three months and year ended December 31, 2015, DFL non-cash interest reflects an elimination of $14 million and $58 million, respectively. Our previous equity investment in HCRMC was accounted for using the equity method, which required an elimination of DFL income that was proportional to our ownership in HCRMC. Further, our share of earnings from HCRMC (equity income) increased for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we presented as a non-cash joint venture FAD adjustment. Beginning January 2016, as a result of placing our previous equity investment in HCRMC on a cash basis, we no longer eliminated our proportional ownership share of income from DFLs to equity income (loss) from unconsolidated joint ventures.

(4)          Represents our 49% share of non-refundable entrance fees included in FAD as the fees are collected by our CCRC JV.

HCP, Inc.

Net Operating Income and Same Property Performance(1)

Dollars in thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$61,300	$(594,617)	$639,926	$(546,418)
Interest income	(17,510)	(23,135)	(88,808)	(112,184)
Interest expense	103,148	122,027	464,403	479,596
Depreciation and amortization	146,927	139,686	568,108	504,905
General and administrative	20,600	21,835	103,611	95,965
Acquisition and pursuit costs	3,760	3,959	9,821	27,309
(Recoveries) impairments, net	—	(6,108)	—	108,349
Gain on sales of real estate, net	(45,093)	—	(164,698)	(6,377)
Loss on debt extinguishments	46,020	—	46,020	—
Other loss (income), net	1,410	(3,147)	(3,654)	(16,208)
Income tax expense (benefit)	3,372	(2,596)	4,473	(9,807)
Equity income from unconsolidated joint ventures	(15,388)	(12,144)	(11,360)	(6,590)
Discontinued operations	18,246	679,765	(265,755)	699,086
HCP’s share of unconsolidated joint ventures revenues	55,024	50,095	215,804	191,986
HCP’s share of unconsolidated joint ventures operating expenses	(42,137)	(40,169)	(169,035)	(154,259)
NOI	$339,679	$335,451	$1,348,856	$1,255,353
Non-SPP NOI	(46,498)	(49,088)	(308,951)	(241,775)
SPP NOI	$293,181	$286,363	$1,039,905	$1,013,578
Non-cash adjustment to SPP NOI	(1,603)	(2,111)	(6,152)	(16,789)
SPP cash (adjusted) NOI	$291,578	$284,252	$1,033,753	$996,789

SPP NOI % change	2.4%		2.6%

SPP Cash (adjusted) NOI % change	2.6%		3.7%

(1)          See “Results of Operations-Non-GAAP Financial Measures,” “Results of Operations-Segment Analysis” and “Note 14 to the Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016 for definitions of NOI, Cash (adjusted) NOI and SPP and an important discussion of their uses and inherent limitations.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2017
	Low	High

Diluted earnings per common share	$1.32	$1.38
Depreciation and amortization	1.13	1.13
Other depreciation and amortization	0.02	0.02
Gain on sales of real estate, net	(0.70)	(0.70)
Joint venture FFO adjustments	0.11	0.11
Diluted FFO per common share	$1.88	$1.94
Transaction-related items and other	0.01	0.01
Diluted FFO as adjusted per common share	$1.89	$1.95

(1)          The foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. These projections do not reflect unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

HCP, Inc.

Projected SPP NOI and Cash NOI(1)

Dollars in thousands

(Unaudited)

For the projected full year 2017 (low):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI(2)	$319,000	$238,800	$273,900	$293,000	$117,700	$1,242,400
Non-SPP NOI	(35,200)	(48,250)	(34,700)	(41,300)	(7,800)	(167,250)
SPP NOI	283,800	190,550	239,200	251,700	109,900	1,075,150
Non-cash adjustments to SPP NOI(3)	5,500	—	5,100	1,000	(4,150)	7,450
SPP cash (adjusted) NOI	$289,300	$190,550	$244,300	$252,700	$105,750	1,082,600
Addback adjustments(4)						159,800
Other income and expenses(5)						337,100
Costs and expenses(6)						(944,900)
Net income						$634,600

For the projected full year 2017 (high):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI(2)	$323,200	$241,300	$276,800	$295,700	$118,900	$1,255,900
Non-SPP NOI	(36,600)	(48,900)	(35,200)	(41,500)	(7,950)	(170,150)
SPP NOI	286,600	192,400	241,600	254,200	110,950	1,085,750
Non-cash adjustments to SPP NOI(3)	5,500	—	5,100	1,000	(4,150)	7,450
SPP cash (adjusted) NOI	$292,100	$192,400	$246,700	$255,200	$106,800	1,093,200
Addback adjustments(4)						162,700
Other income and expenses(5)						344,100
Costs and expenses(6)						(937,900)
Net income						$662,100

For the year ended December 31, 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI(2)	$416,408	$243,752	$292,057	$273,994	$122,645	$1,348,856
Non-SPP NOI	(135,723)	(56,945)	(53,822)	(25,522)	(14,695)	(286,707)
SPP NOI	280,685	186,807	238,235	248,472	107,950	1,062,149
Non-cash adjustments to SPP NOI(3)	(2,252)	—	114	(733)	(2,985)	(5,856)
SPP cash (adjusted) NOI	$278,433	$186,807	$238,349	$247,739	$104,965	1,056,293
Addback adjustments(4)						292,563
Other income and expenses(5)						217,278
Costs and expenses(6)						(1,191,963)
Discontinued operations						265,755
Net income						$639,926

Projected SPP NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	1.1%	2.0%	0.4%	1.3%	1.8%	1.2%
High	2.1%	3.0%	1.4%	2.3%	2.8%	2.2%

Projected SPP cash (adjusted) NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP(7)	Life Science	Medical Office	Other	Total
Low	3.9%	2.0%	2.5%	2.0%	0.75%	2.5%
High	4.9%	3.0%	3.5%	3.0%	1.75%	3.5%

(1)          The foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          Represents rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses, including our share of unconsolidated joint ventures.

(3)          Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net and lease termination fees.

(4)          Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)          Represents interest income, gain on sales of real estate, other income, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(6)          Represents interest expense, depreciation and amortization, general and administrative expenses, acquisition and pursuit costs, and loss on debt extinguishments.

(7)          The 2016 SHOP SPP Cash NOI growth rate was favorably impacted by 240 basis points due to year-end true-ups of group purchase rebates. The higher 2016 jumping-off point from these rebates contributed to a 200 basis point lower 2017 SHOP SPP Cash NOI growth rate versus what was provided in our November 1st preliminary Outlook. However, of note, the 2017 contribution from SHOP SPP Cash NOI is in line with our November 1st preliminary Outlook.